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                                                                    EXHIBIT 23.2

                         [DELOITTE & TOUCHE LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Oriental Bank & Trust Cash or Deferred Arrangement Profit Sharing Plan on Form S-8 of our report dated December 2, 2002 appearing in the Annual Report on Form 11-K of Oriental Bank & Trust Cash or Deferred Arrangement Profit Sharing Plan for the year ended December 31, 2001.



/s/ DELOITTE & TOUCHE LLP

January 21, 2003






Stamp No. 1856887

affixed to original